Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020 relating to the financial statements of Altra Industrial Motion Corp. and the effectiveness of Altra Industrial Motion Corp's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Altra Industrial Motion Corp. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 26, 2020